COMMERCIAL LEASE AGREEMENT

BETWEEN

MARTHA ERTMAN, LLC
(LANDLORD)

AND

BTND IN, LLC (TENANT)

10 WATER STREET
WOODS HOLE, MASSACHUSETTS 02543

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT ("**Lease**") dated as of the 11th day of May, 2022 ("**Effective Date**") by and between MARTHA ERTMAN, LLC, a Massachusetts limited liability company (hereinafter referred to as "**Landlord**") and BTND IN, LLC, an Indiana limited liability company (hereinafter referred to as "**Tenant**").

1. **SUMMARY OF BASIC LEASE TERMS**

Landlord	Martha Ertmann, LLC 10 Water Street Woods Hole, MA 02543
Tenant	BTND IN, LLC 405 Main Avenue West Suite 2D West Fargo, ND 58078
Property Description	The land with the buildings and improvements thereon, being more particularly described in the deed recorded with the Barnstable County Registry of Deeds at Book 19036, Page 302 (the "**Deed**"), owned by the Landlord, commonly known as and numbered 10 Water Street, Woods Hole, MA (collectively, including the land described in the Deed, the "**Premises**")
Tenant's Permitted Use	Subject to applicable zoning requirements and all municipal codes and regulations, including historic regulations, the Premises shall be used during the Lease Term only for the operation of a restaurant and bakery.
Lease Term (or Term)	Starting on the Effective Date until five (5) years from the final day of the calendar month immediately following calendar month of the Effective Date. The last day of the Lease Term, being June 30, 2027 is referred to as the Termination Date.
Base Rent	See <u>Exhibit A</u>: Rent Schedule.
Additional Rent	See Section 8.

Security Deposit	$10,000.00
Lease Guarantor	See Exhibit B.
Extension Option	Three five (5) year options. See Section 4.

2. **BASIC LEASE PROVISION**. For and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties hereto, Landlord hereby leases and demises the Premises to Tenant for the Lease Term on the provisions and conditions hereinafter set forth, including the Exhibits attached hereto and made a part hereof.

3. **PREMISES**. Landlord hereby leases and demises to Tenant and Tenant hereby rents from Landlord the Premises.

For purpose of this Lease, the terms "Tenant's Leased Area", "Tenant's rented space", the "square footage of the Premises" or phrases of similar import shall mean the area of the Premises.

4. **TERM AND OPTIONS**.

(a) Lease Term. Unless this Lease is terminated earlier as provided herein, or unless extended as otherwise hereafter provided, the term of this Lease shall be five (5) years from the Effective Date of the Lease, plus the partial month immediately following the Effective Date, if any. At the time of the execution hereof, Tenant has paid to Landlord the sum of $6,774.19, representing the Base Rent for the period commencing on the Effective Date and ending on May 31, 2022. Thereafter, Base Rent shall be payable according to the provisions of Section 6, hereof.

(b) Extension Term(s). Provided that no Event of Default (as hereinafter defined) exists at the time of the exercise of the option to extend the Term hereof, Tenant shall have three options (each, an "**Extension Option**") to extend the Lease Term for a period of five (5) years (as the context may permit or require, singly or in the aggregate, the "**Extension Term**"), upon the same terms and conditions except the Base Rent shall be determined in the manner described on Exhibit A. Tenant shall exercise its right and option for each Extension Terms by delivering written notice upon the Landlord of its election to exercise said option no sooner than nine (9) months, nor later than six (6) months prior to the expiration of the initial Term of this Lease, or, any Extension Term thereof, as applicable. In the event the Tenant does not exercise its option for extension of the Lease as provided above, or if Tenant having given the required notice thereafter defaults under this Lease which is not cured as herein provided,, then, in either event, the Tenant shall have no further right to any Extension Term or any further Extension Term(s).

5. **DELIVERY OF PREMISES, AS-IS**. Landlord shall deliver possession of the Premises to Tenant on the Effective Date. Tenant is leasing the Premises in its "AS IS" condition, without any warranties, express or implied, with regard to the condition of the Premises, and the Landlord shall not make, is not hereby making any covenants, guaranties, representations or warranties, express, implied or by law, oral or written, of any kind or character, as to the nature, condition, construction, workmanship, state of repair, development, function, valuation, profitability, income, operations, expenses, tax consequences, title, availability of access, ingress or egress, handicap accessibility, compliance with Laws (as such term is defined in Section 15), rules,

regulations and ordinances, habitability, merchantability, or fitness, suitability or feasibility for any purpose of the Premises; all of the foregoing being hereby expressly disclaimed by the Landlord and waived by the Tenant in this Lease. Tenant has had the full opportunity to conduct such investigation as to the Premises as Tenant may desire or require, and is satisfied with the results of such investigations. There is no Landlord's work to prepare the Premises for Tenant's occupancy under this Lease.

6. **BASE RENT; PAYMENT OF RENT**.

(a) Tenant shall pay the amounts stated on the attached Exhibit A: Rent Schedule.

(b) Tenant agrees to pay to Landlord during the Term hereof on the first calendar day of each month during the Term, at Landlord's rent payment address described in Section 1 above, Base Rent as set forth on Exhibit A, without offset or deduction of any kind or for any reason. Tenant acknowledges and agrees that Tenant's covenant to pay Rent is independent of any other covenant herein contained. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called "dependent covenants" rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

(c) All payments of Base Rent, Additional Rent and other amounts payable by Tenant under this Lease shall be paid by wire transfer or ACH credit transfer payable to Landlord or to such other payee or in such other manner as directed from time to time by written notice to Tenant from Landlord and will be deposited without waiving or prejudicing any rights of Landlord under this Lease. All payments from Tenant to Landlord will be accepted by or on behalf of Landlord without waiving or prejudicing any claims that Landlord may have against Tenant and without waiving or prejudicing any of the Landlord's rights to terminate this Lease, to take possession of the Premises and/or to exercise any other rights and remedies available to Landlord by reason of any default(s) by Tenant under this Lease. Any such checks shall be mailed and addressed to Landlord at the address set forth in Section 1 hereof or such other payee and/or rent payment address as directed from time to time by written notice to Tenant from Landlord.

7. **ADDITIONAL RENT FOR LATE PAYMENTS**. If a payment of Base Rent or any other amount due under this Lease is not made within fifteen (15) days after the due date thereof, in addition to any other rights and remedies Landlord may have hereunder, Landlord may charge as additional rent, an amount equal to three percent (3%) of the amount due, making the total amount due including the additional rent, one hundred three percent (103%) of the amount that would otherwise be due. Said additional rent shall constitute liquidated damages as a result of Landlord's inability to make timely use of such amounts due hereunder. Any amounts not paid when due hereunder shall bear interest at the Lease Interest Rate (as defined below) from and after the due date for such payment. If Tenant fails to make a payment of Base Rent when due on or before the first calendar day of each calendar month two (2) times in a single 12 month period, such an event shall constitute an Event of Default hereunder.

8. **ADDITIONAL RENT/TRIPLE NET LEASE**. Commencing on the Effective Date, in additional to all other amounts owing under this Lease, Tenant shall pay to Landlord, as Additional

Rent, Real Estate Taxes and Operating Expenses associated with the Premises, as provided herein. Except to the extent otherwise expressly provided herein, the Tenant and the Landlord understand and agree that this Lease is a fully net lease and that the Base Rent payable hereunder is fully net to Landlord. The total rent payable under this Lease shall be deemed to include the aggregate of (i) the Base Rent, (ii) Real Estate Taxes, (iii) Operating Expenses, and (iv) all other rent, charges, fees, interest and costs allocable to Tenant pursuant to the terms of this Lease.

(a) **Real Estate Taxes**. From and after the Effective Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, Real Estate Taxes (as such term is hereinafter defined), in accordance with this Section 8(a). The capitalized terms used in this Section 8(a) are defined as follows:

(i) "**Tax Year**" means the 12-month period beginning July 1 each year or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii) "**Real Estate Taxes**" means all taxes and special assessments payable by Landlord of every kind and nature assessed by any governmental authority on the Premises and any of Tenant's personal property located therein or thereon, and reasonable expenses of any proceedings for abatement of such taxes including appeals thereof, less the amount of any abatement or refund received with respect to any period during the Term (or less a prorated portion thereof, if only a portion of the period is within the Term). The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus interest thereon, if any) of such special tax or special assessment (which shall be payable over the longest period permitted by Law) required to be paid during the Tax Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Premises, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes." Notwithstanding the foregoing, Real Estate Taxes shall not include any general income tax, franchise tax, estate or gift tax that is of general application rather than imposed solely on owners of real property, or any mortgage, recording, stamp, or transfer taxes payable in connection with the mortgaging, encumbrancing, transfer, sale, or lease of all or part of the taxable property or of any beneficial interest in Landlord, or any portion thereof or interest therein.

Payments by the Tenant on account of the Real Estate Taxes to shall be made monthly at the time and in the fashion provided for the payment of Base Rent and shall be equal to one-twelfth (1/12) of the Real Estate Taxes for the current Tax Year as reasonably estimated by the Landlord.

(b) **Operating Expenses**. From and after the Effective Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Operating Expenses, as hereinafter defined, in accordance with this Section 8(b). The capitalized terms used in this Section 8(b) are defined as follows:

(i) **Operating Expenses**" means any and all reasonable costs incurred by Landlord of operating, cleaning, maintaining and repairing the Premises to the extent not performed by the Tenant as required hereunder, which shall include but not be limited to any and all insurance premiums and payments reasonably incurred by Landlord, including those policies referenced in Section 30, hereof, and further including, but not limited to, all risk, general liability, excess liability, rent loss, business interruption, boiler and equipment, and flood and earthquake; the amount deductible from any insurance claim of the Landlord; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in operating, managing, supervising, maintaining or cleaning the Premises (but not the wages, salaries, fees, fringe benefits, and any other forms of compensation paid to any executive employee of Landlord and/or Landlord's managing entities or partners above the grade of Premises manager, as such term is commonly understood in the property management industry); landscaping and maintenance; steam, water, sewer, gas, oil and electricity, fire and life-safety and other utility charges, whether for additional or special services or otherwise; costs of building and cleaning supplies; rental costs for equipment used in operating, cleaning, maintaining or repairing the Premises; snow and ice removal, if not appropriately performed by Tenant as required in Section 14, hereof; cost of maintenance and repairs; payments under service contracts with independent contractors for services provided in connection with the operation, cleaning, maintenance, and repair of the Premises, but only to the extent that such expenses would otherwise be properly included in Operating Expenses hereunder; reasonable management fees; and all other reasonable expenses paid in connection with the operation, cleaning, maintenance and repair of the Premises.

Payments by the Tenant on account of the Operating Expenses shall be made monthly at the time and in the fashion herein provided for the payment of Base Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Operating Expenses for each calendar year.

All such Operating Expenses shall be recorded on an accrual basis and in accordance with acceptable principles of sound management and accounting practices applicable to similar projects in the same geographical area as that in which the Premises is located and in accordance with generally accepted accounting principles. In no event shall Landlord recover any Operating Expense item more than once, nor shall any item that is recoverable under Section 8(a) also be recoverable under this Section 8(b).

Tenant shall during the Term pay or cause to be paid not later than ten (10) days before delinquency, all public charges, property taxes and assessments on the furniture, fixtures, equipment and other personal property of, or being used by, Tenant at any time situated on or installed in the Premises. If any such taxes on Tenant's personal property are levied against Landlord and if Landlord pays the same, after written notice to Tenant, which Landlord shall have the right to do regardless of the validity of such levy, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property of Tenant and if Landlord pays the taxes based upon such increased assessment, after written notice to Tenant, which Landlord shall have the right to do regardless of the validity thereof, Tenant shall repay to Landlord upon demand the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in assessment, as the case may be, but Tenant shall have the right, in the name of Landlord, to bring suit, at its sole expense, in any court of competent jurisdiction or recover the amount of any tax or assessment paid under protest.

Tenant shall pay all taxes assessed against this Lease or the rentals payable hereunder and all personal property taxes; provided, however, that Tenant shall not be required to pay any municipal, state, or federal income taxes assessed against Landlord.

9. **SECURITY DEPOSIT**. Tenant agrees to pay to Landlord a security deposit in the amount of $10,000.00.

10. **NO JOINT VENTURE**. It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture or agency relationship between Landlord and Tenant or between Landlord and any other party, or cause either party to be responsible in any way for the debts or obligations of the other party. Neither the method of computation of any rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant and Tenant shall take or suffer no action which might lead a third person to believe otherwise.

11. **LANDLORD'S LIABILTY**. Landlord shall be under no personal liability with respect to any of the provisions of the Lease and if Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the interest of the Landlord in the Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the loss of its interest in the Premises.

12. **PERMITTED USE**. The Tenant shall be entitled to use the Premises only for Tenant's Permitted Use set forth in the Summary of Basic Lease Terms and for no other use. The approval of the Landlord must be obtained before the Tenant shall have the right to change the Permitted Use, which Landlord may not unreasonably withhold so long as the proposed alternate use is of a quality and nature consistent with Tenant's Permitted Use. Any proposed change to the Permitted Use will only be considered for approval by the Landlord if it is permitted under applicable Laws, including the code of the Town of Falmouth, Massachusetts and all regulations promulgated thereunder, including but not limited to the Town of Falmouth zoning and historic district regulations. The use of the Premises is expressly subject to and with the benefit of any easements as the same may presently exist as of the Effective Date (the "**Easements**"), and the Tenant's strict compliance therewith. Tenant shall take no action to allow any Easement to lapse either by nonexercised or abandonment. Landlord makes no representations or warranties as to the validity or enforceability of the Easements. Tenant's Permitted Use is subject to all laws, codes and regulations applicable to Tenant's Permitted Use and the Premises.

13. **TENANT'S ALTERATIONS/REMOVAL OBLIGATIONS.**

(a) Landlord's Approval/Tenant's Alterations. Tenant shall not perform, with respect to the Premises, any construction, painting, alteration, improvement, installation or removal of equipment or signage, material repair or replacement, or addition to or removal of any fixture or improvement existing as of the Effective Date (collectively, "**Alterations**") from the Premises until Tenant has received Landlord's prior written approval of such Alterations, which consent will not be unreasonably withheld by Landlord; provided that Tenant is permitted to remove the existing coffee roaster to an alternate location reasonably acceptable to Landlord. In the event that Tenant desires to remove any fixture, Landlord may, in Landlord's discretion, direct Tenant to make any such fixture available to Landlord should Landlord desire to retain the fixture, at Landlord's cost . Alterations shall include any installation of Tenant's trade fixtures or other improvements upon commencement of the Lease, it being acknowledged that the Premises is being

leased in its AS-IS condition. Whenever Tenant seeks to obtain Landlord's approval of any Alteration, Tenant shall, at least twenty (20) days prior to commencing such Alterations, submit to Landlord permit-ready, detailed drawings and specifications ("**Construction Documents**") prepared and stamped by an architect or engineer licensed, insured, and registered in the Commonwealth of Massachusetts and reasonably approved by Landlord within such 20-day period, after which time the plans and specifications for such proposed Alterations shall be deemed approved. Landlord's approval of Construction Documents shall signify only Landlord's consent to the Alterations shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Alterations with the Laws, all of which shall be the sole responsibility of Tenant.

(b) Commencement of Construction/Permitting. After Landlord has approved the Construction Documents and prior to commencement of construction, Tenant shall submit the Construction Documents to the appropriate governmental agencies for plan checking and the issuance of any applicable building permit(s). Tenant shall provide Landlord with a copy of any permit application prior to submission. Once any applicable permit(s) or authorization(s) is/are received, Tenant shall deliver the following items to Landlord: (i) the names, addresses and copies of contracts for all Tenant Contractors performing the Alterations ("**Tenant Contractor**"), subject to Landlord's reasonable review and approval; (ii) copies of all necessary governmental permits, licenses and approvals; (iii) certificates of insurance for Tenant's Contractor, in such form and substance and with such coverages as may be reasonably approved by Landlord, and naming Landlord as an additional insured; (iv) all other documents and information as Landlord may reasonably request in connection with the construction of any Alterations.

(c) Removal Obligations. In the event Tenant undertakes any renovations as herein provided, any and all Alterations which may be made or installed by the Tenant within the Premises or which are located in and which is appurtenant to the Premises upon the Termination Date or earlier expiration of this Lease shall remain upon the Premises, and at the termination of this Lease shall be surrendered with the Premises as a part thereof without disturbance, molestation or injury and become the property of Landlord, unless: (i) no less than thirty (30) days prior to the Termination Date the Landlord shall notify Tenant that Tenant shall remove such Alterations as Landlord shall specify; or (ii) Landlord shall have notified Tenant of Tenant's obligation to remove any such Alteration, in either case the Tenant shall remove the same and vacate the Premises in the same condition as they were in on the Effective Date ("**Tenant's Removal Obligation**"). Further, the Tenant covenants and agrees, at its own cost and expense, to repair any and all damage to the Premises resulting from or caused by such removal, and at the end of the term to yield up the Premises to Landlord in good order and condition. Notwithstanding the foregoing, movable equipment, trade fixtures, personal property, furniture, or any other items that can be removed without material harm to the Premises will remain Tenant's property and shall not become the property of Landlord, unless Tenant is in default hereunder which default has not been cured as provided herein, in which case those items referenced in this paragraph may, at Landlord's sole option as communicated to Tenant in writing, become the property of the Landlord unless Landlord directs Tenant to remove the same consistent with the terms hereof.

14. **ACCEPTANCE OF PREMISES; REPAIRS AND MAINTENANCE**. After the Premises have been delivered by Landlord to Tenant, the Tenant shall have no legal or equitable remedy based upon a claim that Landlord failed to deliver possession in accordance with the terms of this Lease, or based on a claim that the size, location, lay-out, dimensions or construction of the

Premises, Premises, or service areas, sidewalks, or other areas were not completed or furnished in accordance with the terms of this Lease. The foregoing provisions shall be self-operative and no other instrument or certificate shall be required by the Landlord or any mortgagee unless the Landlord or mortgagee shall deem the same appropriate, in which event in confirmation of the foregoing, Tenant shall promptly execute in writing a certificate containing the foregoing. Landlord shall maintain and repair, at its own expense, during the Lease Term, architectural and structural, elements of the Premises (including the roof and exterior walls, but not including glass, lighting fixtures and elements, plate glass, flooring or doors or maintenance and/or painting of interior and exterior surfaces at the premises, which shall be the responsibility of the Tenant), except to the extent that the damage thereto is caused by negligence or misconduct of Tenant, its employees, agents, contractors, invitees, customers or anyone under its control, in which event Tenant shall be responsible therefore. Tenant shall, at its own expense, service, keep, maintain and replace (if necessary, even if the useful life of the replacement item extends beyond the expiration of the Lease Term) the Premises, including all HVAC, electrical, plumbing, fixtures, flooring, doors, equipment and appurtenances (including without limitation, the existing equipment hoist, sprinklers, fire and life-safety equipment, if any, in or about or serving the Premises and all systems which service the Premises including without limitation the HVAC system, specifically including the maintenance, repair and replacement, thereof, if necessary, and all grease ductwork, in good and substantial repair during the entire Term of this Lease and shall replace all glass in windows or doors damaged or broken during the Lease Term, except to the extent caused by gross negligence or misconduct of Landlord. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance (i.e., no less frequently than semi-annually) of the HVAC system servicing the Premises by a heating and air conditioning contractor and copies of such maintenance contracts to be provided to Landlord upon request, but not more frequently than annually. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the HVAC at Tenant's expense. The plumbing facilities serving the Premises shall be maintained by Tenant and shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, leaking or damage resulting from any violation of these provisions shall be borne by Tenant. To the extent required by Law, all work undertaken by Tenant or at Tenant's direction at the property shall be undertaken by licensed professionals, and any and all professionals, licensed or unlicensed, who perform such work shall carry insurance, including worker's compensation insurance, when undertaking any such work at the Premises. Tenant agrees to make such repairs promptly as they shall be needed and at its own expense, failing which, Landlord may, but shall not be obligated to, make same and charge the cost thereof to Tenant. Tenant shall be responsible for all snow and ice removal at the Premises on all walkways, parking and loading areas. Tenant is responsible for maintenance of all landscaping, both hardscape and greenscape, and required to remove snow and ice outside and to consistently maintain in safe condition by the application of ice melting agents and sand all walkways leading to any and all entrances and exits to the Premises, and to remove snow from any sidewalks which are on or abut the Premises in compliance with applicable municipal ordinances.

15. USE OF THE PREMISES.

(a) Tenant shall conduct its business in the Premises in a reputable manner, in keeping with good commercial practices as established in Tenant's trade and in compliance with all reasonable rules and regulations established by Landlord from time to time. Tenant shall not cause or permit the

Premises to be used in any way which shall constitute a violation of any Law or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including any necessary certificate of occupancy, and shall promptly take all actions necessary to operate its business in material compliance with all applicable statutes, ordinances, rules, regulations, orders, covenants and requirements (collectively, "**Laws**") regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act and the Americans With Disabilities Act. Tenant shall not perform any act or carry on or permit any practice which may injure the Premises or any other part of the Premises, or cause offensive odor(s) or loud noise or constitute a nuisance or menace. Tenant, within ten (10) days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Legal Requirement and/or licenses or permits, and shall promptly cure any such violation or alleged violation. Tenant shall not make any use of the Premises which would make void or voidable any policy of fire or extended coverage insurance covering any of the Premises or any improvements thereto, and if by reason of any such use by Tenant of the Premises or the keeping by Tenant of an item or material in the Premises, the hazard insurance premiums on policies maintained by Landlord shall be increased over normal rates for the Premises, the amount of the increase in the premium shall be paid to Landlord by the Tenant on demand. Tenant shall not display or store or allow to be displayed or stored any items or possessions outside of the Premises without obtaining Landlord's written consent which shall not be unreasonably withheld.

(b) Tenant, at all times during the Term, shall maintain, establish (as required), and service, at Tenant's expense, all systems at the premises, including electrical, plumbing, generator systems, fire suppression, any and all other code mandated safety elements at the Premises, ventilation and grease control systems (grease traps), sufficient in scope and design to provide grease and odor management consistent with the applicable codes and ordinances. In no instance shall the grease control systems be serviced at an interval greater than 6 months apart. Without limiting any other remedies reserved to Landlord in this Lease, if Landlord, in its commercially reasonable judgment, determines that Tenant has not installed or is not properly maintaining ventilation and grease control system and/or grease ductwork (or that regardless of installation or maintenance) such that odors from the Premises are causing a nuisance to abutters and neighbors of the Premises, Landlord may, upon notice to Tenant, (a) require Tenant to promptly take all actions reasonably necessary to reduce such odors to an acceptable level; or (b) take whatever steps are reasonably necessary to reduce such odors to an acceptable level, with the cost thereof plus ten percent (10%) markup to be paid by Tenant within five (5) days of receipt of an invoice from Landlord.

(c) Tenant shall be solely responsible for maintaining the premises in a clean and orderly manner, and shall store all trash and garbage within designated trash storage areas, and shall arrange for the daily pick up of trash and garbage at Tenant's expense. Tenant shall not permit rubbish, refuse or garbage to accumulate or any fire or health hazard to exist in or about the Premises. Tenant, at Tenant's sole cost and expense, shall employ a reputable pest extermination contractor to service the Premises on a monthly basis. Tenant shall provide Landlord, upon Tenant's receipt of Landlord's written request for same, a certified copy of any and all pest extermination contracts Tenant enters into for the Premises, and Tenant shall also provide Landlord quarterly statements indicating the extermination services that were provided in the Premises. Tenant agrees to have all grease control systems cleaned by a reputable service provider

no less often than quarterly or more often as may be required by Landlord's insurance carrier, and to provide Landlord with receipts evidencing such completed service upon request by Landlord.

16. **ASSIGNMENT OR SUB-LETTING**. Tenant covenants not to assign, mortgage or encumber this Lease nor sublet or suffer or permit the Premises or any part thereof to be used by others without prior written consent of Landlord, which may be withheld in Landlord's reasonable discretion. In determining whether or not to consent to said assignment, the Landlord reserves the right to review the financial condition of the proposed assignee or subtenant and its conduct of business and in the event the Landlord finds either not acceptable in Landlord's discretion, then in such event the Landlord has the right to refuse the allowance of the assignment or sublease. Any transfer, sale or other disposition of the controlling stock or membership interests of the Tenant or the sale by Tenant of all or substantially all of its assets shall be deemed an assignment of this Lease. Landlord hereby consents to transfer of this Lease to any corporation wholly owning Tenant (or such entity's wholly owned subsidiaries) or wholly owned by Tenant provided that Tenant shall remain jointly and severally liable with any such parent corporation, subsidiary or subsidiaries for the performance of Tenant's obligations and covenants hereunder.

It shall be a condition of any assignment, other transfer, or subletting permitted under this Lease that the assignee, transferee, or sublessee agree directly with the Landlord to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay Base Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting. Notwithstanding anything in this Lease to the contrary, in the event Tenant assigns or sublets the Premises at a rental amount greater than the amount contracted under this Lease, then the Landlord shall be entitled to collect as the Base Rent for the Premises, such greater amount agreed to by the assignee or sublessee.

Tenant shall reimburse Landlord, upon demand therefore, for Landlord's reasonable administrative costs and all out-of-pocket expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with processing any proposed assignment or sublease or any assignment or sublease permitted under this Section 16 (regardless of whether Landlord gives its consent thereto).

If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant or as prescribed above with or without the express written consent of Landlord, Landlord may collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected to all rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained in this clause or the acceptance of the assignee, sub-tenant or occupant as Tenant or a release of the performance of the covenants on Tenant's part herein contained.

Landlord shall have the option, but not the obligation, if Tenant proposes to sublet or assign the Premises to terminate this Lease with respect to the Premises which Tenant has or proposes to sublet, assign or otherwise transfer to a subtenant, assignee or transferee. Such termination shall be effective as to all such space upon the commencement date of the proposed sublet, assignment or transfer, and said termination shall continue for the balance of the Term. If Landlord elects to terminate this Lease as provided above, Landlord shall so notify Tenant within thirty (30) days after Landlord's receipt of the Tenant's request for consent to the proposed sublet, assignment or transfer. Notwithstanding the foregoing, if Landlord elects to terminate this Lease, Tenant may withdraw its request to sublet or assign the Premises by written notice to Landlord within five (5)

days of Tenant's receipt of Landlord's election notice hereunder, in which case the Lease shall not terminate.

17. **UTILITIES**. Landlord shall deliver the Premises with basic utilities in their present condition required for Tenant's Permitted Use. Commencing as of the Effective Date, Tenant shall be responsible for paying all charges when due for utilities furnished to the Premises, including but not limited to water, gas, electricity, sewer, garbage removal and other utility services. Landlord shall not be responsible or liable in any way whatsoever for the quality, impairment, interruption, or stoppage of utilities, or for interference with or stoppage of any service with or without notice to Tenant. In the event that Tenant's Construction Documents for any work at the Premises calls for, or if Tenant introduces into the Premises, personnel or equipment (including without limitation lighting fixtures), which overloads the capacity of the heating, ventilation or air-conditioning system serving the Premises, or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's reasonable expense.

If Tenant shall require utilities in excess of reasonable quantities for Tenant's Permitted Use and if (a) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (b) such excess use shall result in an additional burden on the applicable system serving the Premises, and additional cost to Landlord on account thereof, (x) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (y) Landlord, upon written request, at the sole cost and expense of Tenant, will install such additional wires, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if then available to Landlord), provided that the same shall be permitted by applicable Laws and insurance regulations and shall not cause damage or injury to the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

18. **COMMON AREAS**. Tenant is leasing the entire Premises, and is responsible for any cost incurred by Landlord for any element of the Premises not otherwise the responsibility of the Landlord under section 14, hereof.

19. **SIGNS**. Except as currently exist on the Premises, without the approval of the Landlord, Tenant shall not place or suffer to be placed or maintained on any exterior door, roof, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain or hang any sign, decoration, lettering or advertising matter on the glass of any window or door of the Premises or use any signs within the Premises which have not been approved by the Town of Falmouth with all appeal periods having expired. Any sign permitted by the Town of Falmouth may be presented to the Landlord for written approval and consent, which shall not be unreasonably withheld or delayed. Any sign proposed by Tenant to be approved hereunder by Landlord shall be subject to all applicable Laws, and by presentation of any such sign, Tenant represents and warrants that any such sign is in full compliance with all applicable Laws and any other requirements applicable to signs at the Premises. Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, or advertising as may be approved in good condition and repair at all times and to remove the same at the end of the Term or Extension Term(s) (as applicable) if requested by Landlord to do so. Upon removal thereof, Tenant agrees to repair any damage to the Premises caused by such installation or removal.

20. **INDEMNITY AGAINST LIENS**. Tenant agrees that it will make prompt payment when due of all costs and expenses incurred in carrying out its agreements herein and of all costs and expenses of any repairs, construction or installations which are the responsibility of Tenant hereunder. Tenant agrees to indemnify and save Landlord harmless from and against any and all liabilities incurred by Tenant or claimed or charged against the Premises exclusively as a result of Tenant's activities, and Tenant shall promptly pay or otherwise discharge any and all claims, expenses and liens, including any mechanics', materialmen's, and laborers' liens, arising therefrom, asserted or claimed against the Premises or any part thereof Premises arising out of any work done by (or materials supplied to) or on behalf of Tenant. In the event that any such lien has been filed or recorded against either the Premises or the Premises as a result of Tenant's activities, Tenant shall cause such lien to be released, bonded over or otherwise removed within thirty (30) days after the date of such filing or recording. In no event shall Landlord or any of Landlord's property be liable for or chargeable with any expense or lien for work, labor or materials used in the Premises or in any improvement or change thereof made at the request of, or upon the order of, or to discharge the obligation of Tenant.

21. **DESTRUCTION OF PREMISES**.

(a) The term "substantial damage", as used herein, shall refer to damage which is of such a character that, in the opinion of an ordinary, reasonably prudent commercial property operator, cannot, in ordinary course, be expected to be repaired within 60 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

(b) If during the Lease Term or an Extension Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly proceed to restore the Building, at its cost and expense, to substantially the condition in which it was immediately prior to the occurrence of such damage and all Rent and other payments made by Tenant to Landlord hereunder shall be abated during the period commencing on the date of the damage through the date on which the Tenant reoccupies the Premises and if any Rent or other obligations are paid by Tenant to Landlord during such period such sums shall be returned in full to Tenant or credited against payments required to be made by Tenant in immediately ensuing periods.

(c) If during the Lease Term there shall be substantial damage to the Premises by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease for a period of sixty (60) days, Tenant shall have the option (i) to terminate this Lease or (ii) request that the Landlord shall promptly restore the Building to the extent reasonably necessary to enable the Tenant's use of the Premises. If Tenant elects to terminate this Lease, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof and any Rent paid during such period shall be returned in full to Tenant or credited against payments required to be made by Tenant in immediately ensuing periods.

(d) Unless this Lease is terminated as provided above, if the Premises shall be damaged or destroyed by fire or other casualty, then the Tenant shall: (i) repair and restore all portions of the Premises not required to be restored by the Landlord pursuant hereto to substantially the condition which such portions of the Premises were in at the time of such casualty; (ii) equip the Premises with trade fixtures and all personal property necessary or proper for the operation of the

Tenant's business conducted as of the date of the damage or destruction; and (iii) open for business in the Premises as soon thereafter as is reasonably possible. Notwithstanding the foregoing, if the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within sixty (60) days from the commencement of repair work and such damage occurs within the last twelve (12) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

22. **CONDEMNATION**. If title to all of the Premises is taken for any public or quasi- public use by eminent domain or by private purchase in lieu thereof, or if title to so much of the Premises is so taken that a reasonable amount of reconstruction thereof will not result in the Premises being a practical improvement and reasonably suitable for use for the purpose for which the Premises are leased, then, in either event, this Lease shall terminate on the date that title vests in the condemning authority. This Lease shall not, however, terminate under this provision unless more than 10% of the floor area of the Premises is so taken, unless such taking results in a material loss of access to the Premises or seating in or around the Premises or that would result in the Premises no longer being operational for the uses to which Tenant was employing it as of the date of such taking, in which case, Tenant shall have the option to terminate this Lease.

If this Lease is terminated under the provisions of this Section, all Rent and other payments received by Landlord for any period after the date of such condemnation shall be returned promptly in full to Tenant . Tenant shall have no claim for the value of the leasehold estate or for the value of the unexpired Term of the Lease, or for any other matter whether it is of a direct or consequential nature.

If there is partial taking of the Premises or the Premises and this Lease is not thereby terminated under the provisions of this Section, then this Lease shall remain in full force and effect, and the Landlord shall, within a reasonable time thereafter, repair and restore the remaining portion of the Premises to the extent necessary to render the same substantially suitable for the purposes for which the Premises were leased, and shall repair or reconstruct the remaining portion of the Premises to the extent necessary to make the same a complete architectural unit, at its cost and expense, in substantially the condition in which it was immediately prior to the taking; provided that such work shall not exceed the scope of the work required to be done by Landlord in originally constructing such Premises and the cost thereof shall not exceed the proceeds of the condemnation award paid to Landlord; provided, however, that if part of the Premises shall be taken, and this Lease is not terminated as provided above, the Base Rent, Operating Expenses and Taxes payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances.

All compensation awarded or paid upon a total or partial taking of the Premises of the Premises shall belong to and be the property of the Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, damage to, and cost of removal of trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or adversely affect Landlord's award.

After any partial taking of the Premises which does not result in a termination of this Lease, Base Rent, and all other charges for the reminder of the Term shall be reduced to reflect the reduction in floor area of the Premises so taken.

23. **INDEMNITY; LIABILITY INSURANCE.**

(a) To the maximum extent this agreement may be made effective according to law, the Tenant agrees to indemnify and save harmless the Landlord, and its members, managers, shareholders, partners, subsidiaries, officers, directors, agents, employees, legal representatives, successors and assigns and any holder of each mortgage on all or any portion of the Premises (collectively, the "**Landlord Parties**") from and against all claims of whatever nature arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants, or employees, or (ii) any accident, injury, or damage whatsoever caused to any person, or to the property of any person, or from any violation of applicable law including, without limitation, any law, regulation, or ordinance concerning trash, hazardous materials, or other pollutant, occurring from and after the date that possession of the Premises is delivered to the Tenant and until the end of the term hereof in or about the Tenant's Premises, or (iii) any accident, injury or damage occurring outside of the Premises but within the Premises, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of the Tenant or the Tenant's agents, employees, licensees, invitees, servants, or contractors, or (iv) the failure of Tenant to perform and discharge its covenants and obligations under this Lease. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses (including reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord or the Landlord Parties where any incident described in items (i) – (iv) above are the result of the negligence or intentional misconduct of Landlord and/or any Landlord Parties.

(b) In addition to the insurance required to be maintained by the Tenant pursuant to other provisions of the Lease, the Tenant agrees to maintain in full force during the Term hereof and thereafter so long as Tenant is in occupancy of any portion of the Premises a policy of commercial general liability insurance (or the then successor equivalent from time to time), written on an occurrence basis with a broad form comprehensive liability endorsement without any so-called employee exclusion or the like and which policy includes employees as insureds; or otherwise in the broadest and most comprehensive form then generally available from time to time, under which the Landlord (and such other persons as are in privity of estate with the Landlord as may be set out in notice from time to time) are named as additional insureds and the Tenant is named primary insured, and under which the insurer agrees to indemnify and hold the Landlord and those in privity of estate with the Landlord harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages mentioned in this Section 23. Each such policy shall be written by a reputable and financially sound, duly licensed and admitted insurance company and non-cancellable and non-amendable with respect to the Landlord and the Landlord's said designees without thirty (30) days' prior written notice to the Landlord and Landlord's said designees, and a duplicate original or certificate thereof shall be delivered to the Landlord upon the execution of this Lease and upon each renewal of said policies. The minimum limits of liability of such insurance shall be $1,000,000.00 per occurrence, $2,000,000 aggregate, with no less than a $3,000,000 umbrella on an occurrence form, or such higher limits as the Landlord may from time to time reasonably request.

(c) The Tenant agrees to use and occupy the Premises at its own risk; and that the Landlord shall have no responsibility or liability for any loss of or damage to the Tenant's leasehold improvements or to fixtures or other personal property of the Tenant or those claiming by, through or under the Tenant. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises or any portion of the Premises however the necessity may occur. The provisions of this Section shall apply during the whole of the term hereof, and in view of the permission given to the Tenant to install fixtures and do certain work prior to the Effective Date, shall also apply at all times prior to the Effective Date.

(d) The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or the Premises, or otherwise, or for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, from the bursting, stopping or leaking of water, gas, sprinkler, sewer or steam pipes.

24. **INSPECTION AND ACCESS TO PREMISES**. Landlord expressly reserves the following rights: (a) to enter the Premises at reasonable times (and at any time without notice in the event of an emergency as determined in the reasonable judgment of Landlord) to examine or to make such repairs, additions or alterations as it may deem necessary for the safety, improvement or preservation thereof, or of the Premises, or to gain access to any utility rooms for inspection, repair or meter readings, but Landlord assumes no obligation to make repairs to said Premises or the Premises other than expressly stated in this Lease; (b) to enter the Premises and display a notice or sign "for rent" at any time within six months prior to the expiration of this Lease, and to maintain the same as placed; and (c) during or after the time Tenant should abandon or vacate the Premises or otherwise default hereunder, to enter and decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy; provided that Landlord shall use reasonable efforts not to unnecessarily interfere with Tenant's use and quiet enjoyment of the Premises. In each instance, Landlord's entry onto the Premises (other than in an emergency) shall be upon reasonable notice to Tenant and during business hours. If Landlord follows the procedures in this Section 24, the exercise of any reserved right by Landlord shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises and shall never render Landlord liable in any manner to Tenant or to any other person. Tenant shall permit Landlord and its designees to erect, use, maintain and repair conduits, plumbing, vents, wires and equipment into and through the Premises, provided that Landlord shall coordinate with Tenant to ensure that all such work and installations shall be done so as not to unnecessarily interfere with Tenant's use of the Premises.

25. **LANDLORD'S LIEN**. For value received, Tenant hereby grants to Landlord a continuing security interest in all goods, wares, equipment, fixtures, furniture, general intangibles and personal property of Tenant situated on or used in connection with the Premises, and such property shall not be removed therefrom except in the regular course of Tenant's business without the consent of Landlord. The security interest granted by Tenant is given to and shall be held by Landlord to secure the payment of all Rent and other sums of money becoming due from Tenant to Landlord under this Agreement. Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, subject to the laws of the Commonwealth of Massachusetts, enter upon the Premises and take possession of any and all

goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Premises subject to such lien without liability for trespass or conversion, and sell the same with or without notice at public or private sale, with or without having such property at the sale at which Landlord or its assigns may purchase (in which case, such purchase shall be at the fair market value), and apply the proceeds thereof, less reasonable expenses connected with the taking of possession and sale of property, as a credit against any sums due by Tenant to Landlord (and Tenant agrees to pay any deficiency forthwith). Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of chattel mortgages or in any other form provided by law. Notwithstanding the foregoing, Landlord agrees not to record a UCC-1 financing statement to perfect Landlord's lien granted herein unless Tenant is in default pursuant to subsection (i), (iv), or (vi) of Section 33(a) of this Lease. Upon such a default, Tenant hereby authorizes the filing of such documentation as may be reasonably required to perfect the lien described above, provided that the foregoing shall not prevent Landlord from filing a UCC-1 to perfect any security interest granted by Tenant to Landlord under other security and/or pledge agreements.

26. **REMOVAL OF FIXTURES**. Upon termination or expiration of this Lease and subject to the terms of this Lease, upon the written notice from Landlord, Tenant agrees to promptly remove so much of its personal property, trade fixtures and signs not permanently affixed to the Premises unless otherwise directed by Landlord and upon Tenant's failure to do so, the said fixtures, signs and property shall be deemed abandoned by Tenant and shall become the property of the Landlord. The Landlord shall not be liable for trespass, conversion or negligence by reason of its acts or acts of anyone claiming under it or by reason of the negligence of any person with respect to the acquisition and/or disposition of such property; provided, however, that Tenant shall not be liable for any damage to the Premises caused by Landlord or its representatives during such removal. Landlord may elect to have such property become the property of Landlord upon the termination or expiration of this Lease.

Tenant agrees that it will repair any damage done to the Premises by the installation and/or removal of its trade fixtures and signs and upon failure of Tenant to do so promptly at the end of the Term, Tenant agrees to pay Landlord any reasonable cost or expense incurred by Landlord in making such repairs.

27. **RIGHT TO CURE TENANT'S DEFAULT**. If Tenant defaults under this Lease Landlord may, at its option (but without any obligation), without waiving any claim for breach of agreement, after ten (10) days written notice to Tenant, cure such default for the account of Tenant. If the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, or if the Landlord shall cure default or defaults for the account of Tenant, then the Tenant will pay all costs and expenses incurred by Landlord in curing such default including reasonable attorney's fees and costs, which sum, together with interest on the amount incurred by Landlord at six percent (6%) per annum (the "**Lease Interest Rate**"), but not to exceed the legal rate permitted by the law of Massachusetts, shall be due and payable on demand to Landlord and shall be deemed to be additional rent. Landlord shall not be responsible to Tenant for any loss or damage resulting in any manner of its undertaking any acts in accordance with this provision of this Lease, except where such loss or damage is a result of Landlord's negligence or willful misconduct.

28. **WAIVERS**. The failure of the Landlord to insist in any one or more instances upon a strict performance of any of the covenants or agreements in this Lease or to exercise any option herein

contained, shall not be construed as a waiver or a relinquishment for the future of such covenant, agreement, or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of Base Rent or other amounts due hereunder, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

29. MORTGAGEE RIGHTS; SUBORDINATION AND ATTORNMENT; ESTOPPEL STATEMENT.

(a) Notice To Mortgagee; Opportunity to Cure. After receiving notice from any person, firm or other entity that it (referred to herein as a "**Mortgagee**") holds a mortgage or other security now or hereafter encumbering the Premises and receiving an address to which notice to Mortgagee may be made, no notice from the Tenant to the Landlord shall be effective unless and until a copy of the same is given to such Mortgagee, and the curing of any of the Landlord's defaults by such Mortgagee shall be treated as performance by the Landlord. Any notice or other communication given to a Mortgagee hereunder shall be given in the manner specified in Section 37. Accordingly, no act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or applicable law, to be relieved of the Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (1) the Tenant shall have first given written notice of the Landlord's act or failure to act to such Mortgagee specifying the act or failure to act on the part of the Landlord which could or would give basis to the Tenant's rights; and (2) such Mortgagee, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 29 shall be deemed to impose any obligation on any such Mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Premises or to commence foreclosure proceedings if any such Mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist and shall take into account any Unavoidable Delays (as defined in Section 32 below). In no event shall Tenant have the right to exercise any of its rights under this Lease if such Mortgagee has commenced to cure within 30 days after receipt of notice of a default by Landlord and is thereafter diligently pursuing the remedies necessary to cure such default; provided that Tenant shall retain all rights against the Mortgagee as it has against the Landlord under this Lease. Within 10 days after demand by any such Mortgagee, Tenant shall execute, acknowledge and deliver an agreement in favor of and in the form customarily used by such Mortgagee evidencing the foregoing agreements by Tenant under this Section.

(b) Assignment of Rents. With reference to any assignment by the Landlord of the Landlord's interest in this Lease, or the rents payable thereunder, conditional in nature or otherwise, which assignment is made to a Mortgagee, the Tenant agrees:

(i) that the execution thereof by the Landlord, and the acceptance thereof by such Mortgagee shall never be treated as an assumption by such Mortgagee of any of the obligations of the Landlord hereunder, unless such Mortgagee shall, by notice sent to the Tenant, specifically make such election; and

(ii) that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord's obligations hereunder only upon foreclosure of such Mortgagee's mortgage and the

taking of possession of the Premises. In no event shall the acquisition of title to the Premises by a purchaser which, simultaneously therewith, leases the entire Premises back to the seller thereof be treated as an assumption by operation of law or otherwise, of the Landlord's obligations hereunder, but the Tenant shall look solely to such seller-lessee and its successor from time to time in title for performance of the Landlord's obligations hereunder. In any event, this Lease shall be subject and subordinate to the lease to such purchaser-lessor. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until the Landlord's position shall have been assumed by such purchaser-lessor.

(c) Rights of Mortgagee.

Tenant agrees that this Lease shall be subordinate to any mortgages, or other security, either of record or of which Tenant is given written notice, now or hereafter encumbering the Premises and/or the Premises, and to all advances made or hereafter to be made upon the security thereof. This shall be self-operative and no further instrument of subordination shall be required provided, however, that Tenant shall from time to time on the request from the Landlord or of any other party in interest, execute and deliver any document or instrument that may be required by a lender to effectuate any subordination. If Tenant without reasonable cause fails to execute and deliver any such document or instrument, Landlord will have the right to take such action as Landlord may be permitted otherwise to exercise under this Lease including the right to terminate this Lease.

If any Mortgagee holding a mortgage executed and recorded prior to the date of this Lease shall so elect, this Lease, and the rights of the Tenant hereunder, shall be superior in right to the rights of such Mortgagee, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. Landlord shall obtain from the holder of such mortgage or the lessor under such lease an agreement whereby, so long as no default of Tenant shall exist, none of Tenant's rights hereunder shall be disturbed by such holder; it being expressly understood that if; despite such reasonable efforts, Landlord is unable to obtain such agreements, this Lease shall nonetheless be subordinate to such mortgage, all as herein above provided. Landlord agrees to provide a copy of any notice received from a mortgagee of any default by Landlord under a mortgage so that Tenant can make required payments under such mortgage and protect its interest in the Premises. The election of any such Mortgagee as to this subparagraph shall become effective upon either notice from such Mortgagee to the Tenant, in the same fashion as notices from the Landlord to the Tenant are to be given hereunder, or by the recording in the appropriate registry or recorder's office of an instrument, in which such Mortgagee subordinates its rights under such mortgage to this Lease.

If required under Landlord's loan documents with its Mortgagee, no assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve the Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Mortgagees of record, if any. No payment of rent, additional rent or any other sum or charge payable hereunder shall be made more than ten (10) days prior to the due date of the same and payments made in violation of this provision shall be a nullity as against any Mortgagee (except to the extent that any such payments are actually received by such Mortgagee) and Tenant shall be liable for the amount of such payments to such Mortgagee.

Tenant agrees on request of the Landlord to execute and deliver from time to time any agreement, including any current or future mortgagee's standard form Subordination, Non-Disturbance and Attornment Agreement, which may reasonably be deemed necessary to implement the provisions of this Section 29, or as may be required by Landlord's Mortgagee. This shall be self-operative and no further instrument of subordination shall be required by any mortgagee. The Tenant shall from time to time on the request from the Landlord or of any other party in interest, execute and deliver any document or instrument that may be required by a lender to effectuate any subordination. If Tenant without reasonable cause fails to execute and deliver any such document or instrument within twenty (20) days of Landlord's request, Landlord will have the right to take such action as Landlord may be permitted to exercise under this Lease.

(d) Subordination. Except to the extent a Mortgagee elects to the contrary pursuant to the terms hereof, Tenant's rights under this Lease are, and shall remain subject and subordinate to, all matters of public record, as they now exist or may hereafter be amended, with respect to the Premises.

(e) Estoppel. Within twenty (20) days after receipt of written request therefore by Landlord, Tenant agrees to execute and deliver in recordable form any estoppel certificate requested by Landlord's lender and/or any Mortgagee and/or any purchaser or to the Landlord. At a minimum, such estoppel certificate shall certify (if such be the case) that this Lease is unmodified and in full force and effect (and if there has been any modification, that the same is in full force and effect as modified and stating the modifications); that there are no defenses or offsets against the enforcement thereof or stating those that may be alleged, and such other matters as the Landlord, Landlord's lender, mortgagee or purchaser may reasonably require, provided that the estoppel certificate does not go beyond what Tenant must provide under the terms of this Lease.

(f) Financial Information. Tenant shall cooperate with any reasonable request by Landlord that Tenant provide full and complete current financial statements and such other reasonable information about Tenant's financial status for the benefit of actual lenders as well as prospective lenders of Landlord's or purchasers, and for the benefit of possible successors to Landlord hereunder by purchase of the Premises or otherwise, but Landlord agrees only to make such a request no more than once per year, unless there is a reasonable need to do so more frequently. Upon an event of default Tenant shall deliver such financial information regarding Tenant's operations as Landlord may request upon demand.

30. **INSURANCE**. Landlord shall at all times during the Lease Term and for any extensions or renewals thereof, carry fire and extended coverage insurance, and insurance against such other risks, in such amounts as the Landlord from time to time may reasonably deem appropriate or necessary, on the Premises and on such other property within the Premises as the Landlord may reasonably deem appropriate, including the appurtenances thereto and Landlord's equipment and other improvements constructed by Landlord. The parties hereto release each other to the extent that they are able to do so by contract for any loss or damage to the Premises or to the Premises caused by fire or the elements or any other cause covered by the extended coverage insurance carried by the Landlord, whether or not such loss or damage shall result from negligence of a party.

The Tenant also agrees that it shall continuously keep its fixtures, merchandise, equipment and other personal property from time to time located in, on or about the Premises, and all leasehold improvements to the Premises constructed or installed by the Tenant insured under a policy or policies naming the Landlord (and such other persons as are in privity of estate with the

Landlord as may be set out in written notice from time to time) as an additional insured on a primary basis and the Tenant as primary insured, written by reputable and financially sound, duly licensed insurance companies against loss or damage by fire with the usual all risk of physical loss endorsement (or the then successor equivalent) in amounts equal to the full replacement cost thereof. Upon the delivery of the Premises to Tenant, and at any other time upon the request of the Landlord, the Tenant shall furnish to the Landlord evidence of such continuous insurance coverage reasonably satisfactory to the Landlord which policies shall be non-cancellable and non-amenable with respect to the Landlord and the Landlord's said designees without thirty (30) days' prior written notice to the Landlord. It is understood and agreed that the Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise. Tenant shall also arrange for its own internal security, at its expense, as it may deem necessary or desirable.

Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in Massachusetts (even though extra premium may result therefrom), the Landlord and the Tenant mutually agree that, with respect to any hazard which is carried by insurance then being carried by them (or required under the terms of this Lease to be carried by them), respectively, the one carrying (or required hereunder to carry) such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

31. **SURRENDER OF PREMISES; HOLDING OVER**. Subject to Tenant's Removal Obligation set forth in Section 13 and the other relevant provisions of this Lease, upon the expiration of the Term hereof, Tenant shall surrender the Premises to Landlord in broom clean condition and in as good order and condition as at the commencement of the Lease Term (except for ordinary wear and tear and damage by fire or other insured casualties for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration) together with all additions, alterations and improvements which may have been made in or to the Premises.

Any holding over by the Tenant after the expiration of the term with the written consent of Landlord shall be on a month-to-month basis, terminable by either Party on thirty (30) days' notice, and shall be at the same rental and other charges specified herein (prorated on a monthly basis) and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

Any holding over without the written consent of the Landlord shall be treated as a tenancy at sufferance at double (meaning, twice) the Base Rent and other charges specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth herein, so far as applicable. Tenant shall be liable to Landlord for all damages occasioned by such holding over, including claims by any succeeding occupant of the Premises for such delay.

32. **UNAVOIDABLE DELAYS**. If Landlord or Tenant shall, as a result of any Unavoidable Delays, fail to perform any obligations on their part to be performed under this Lease (other than the payment of Rent or other monetary obligations of Tenant, which shall not be excused in any event, for any reason, it being explicitly understood that any declared state of emergency or public health emergency or pandemic shall not be defined as a reason or excuse for Tenant to not pay Rent due hereunder in a timely manner, according to the terms hereof), then such failure shall be excused and not be a breach of this Lease by Landlord or Tenant (as applicable), but only to the extent occasioned by such event. The payment of Rent or other monetary obligations of Tenant due under this Lease shall not be excused on account of Unavoidable Delay or under any other circumstances.

Unavoidable Delays are defined as organized labor disputes, inability to obtain labor or materials, or reasonable substitutes therefore or acts of God, unanticipated governmental restrictions (other than zoning and land-use controls in effect on the Effective Date), enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this Section beyond the reasonable control of Landlord. Under no circumstance shall any circumstance that includes or results in the failure to pay money be considered an Unavoidable Delay.

33. **DEFAULT AND REMEDIES**.

(a) Any one or more of the following events shall constitute an "**Event of Default**" under this Lease:

(i) Failure on the part of the Tenant to pay the Base Rent, Additional Rent or other monetary obligations for which provision is made herein on or before the date on which the same become due and payable, after written notice from Landlord to Tenant thereof and fifteen (15) day opportunity to cure; however, Tenant shall not be entitled to such notice and opportunity to cure more often than three times in any twelve (12) month period and if such notice is given then for the balance of such twelve (12) month period it shall be an Event of Default if Tenant fails to make any such payment when due, immediately upon notice of such failure from Landlord to Tenant;

(ii) the Tenant shall fail to cause to be released, discharged or bonded over any mechanics' or materialmen's liens filed against the Premises within thirty (30) days after the date on which the same shall have been filed;

(iii) Failure on the part of the Tenant to perform or observe any other material term, condition or covenant contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after notice from the Landlord to the Tenant thereof, provided that the foregoing shall not apply to obligations under this Lease which by their nature require immediate performance and provided further that in the case of obligations under this Lease which are susceptible to cure, but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days and the Tenant diligently and continuously pursues such cure to completion, such breach shall not be deemed to create an Event of Default;

(iv) the Tenant shall vacate, abandon or fail to continuously occupy the Premises at all times;

(v) the Tenant shall fail to promptly, continuously and diligently perform any work required of Tenant hereunder, according to specification and applicable Building Code;

(vi) except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if the Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of the Tenant under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts, which is not dismissed within sixty (60) days;

(vii) any other event expressly identified as an "Event of Default" in this Lease.

(b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force or other action to disable Tenant's access (i.e. self-help, breaking and changing locks, forced entry, etc.), summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c) In the event of any termination, Landlord may choose to terminate Tenant's right to possession of the Premises only, in which case Tenant shall continue to pay the Base Rent, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Base Rent, Additional Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated. Landlord's acceptance of any payments from Tenant following Landlord's termination of Tenant's right to possession shall not under any circumstances be deemed to create any new tenancy or right to occupy the Premises in favor of Tenant.

(d) Upon such termination or at any time after such termination, whether or not Landlord shall have collected any current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

(e) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

(i) Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

(ii) May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Without limiting the foregoing, Landlord may bring an independent action to enforce the terms of this Lease Agreement without terminating this Lease Agreement or forfeiting any rights of Landlord hereunder.

(g) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant. If Tenant shall request the Landlord's consent or joinder in any instrument pertaining to this Lease, Tenant agrees to promptly reimburse the Landlord for any reasonable expenses (including attorney's fees) incurred by the Landlord in processing such request, whether or not the Landlord complies therewith.

(h) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

(i) Notwithstanding anything to the contrary herein contained, if there shall occur an Event of Default and Landlord shall seek to exercise its remedies, Landlord shall use commercially reasonable efforts to mitigate any damages caused by such Event of Default, such efforts to include using commercially reasonable efforts to re-let the Premises.

(j) Landlord Default. Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant (or such shorter time as may be necessary in order to cure or correct any condition, the presence of which substantially or materially interferes with Tenant's conduct of its

usual business for the Permitted Use, to ensure the health and general welfare of the public, or to ensure the ongoing compliance of the Premises with applicable Law), unless such failure cannot be cured with due diligence within a period of thirty (30) days (or the above-described shorter time period), in which case such failure shall not be deemed to continue if Landlord, within such thirty (30) days (or the above-described shorter time period), promptly commences its attempt to cure the failure and diligently attempts to complete the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. If Landlord fails to commence such cure as provided herein, Tenant may cure such default, and so long as Tenant continues to pay Rent, Tenant shall have the right, as Tenant's sole remedy, by separate and independent action to pursue any claim it may have against Landlord for monetary damages caused by Landlord's failure to cure such default.

34. **ENVIRONMENTAL.** Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "**Hazardous Materials**"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "**Hazardous Materials Laws**") and Tenant shall indemnify Landlord from and against any loss, cost, damage or expense (including without limitation reasonable attorneys' fees) resulting from such breach of the foregoing. Tenant shall immediately notify Landlord of any incident in, on or about the Premises that would require the filing of a notice under any Hazardous Materials Laws. Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing, and Landlord shall have the right, subject to Section 24 hereof, to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

35. **BROKERAGE**. Each party warrants and represents that it has dealt with no broker in connection with the consummation of this Lease.

36. **SALE OF LIQUOR**.

Without the express written consent of Landlord, which may be withheld in Landlord's reasonable discretion. Tenant shall not permit sale of liquor or other alcoholic beverages in and from the Premises.

Notwithstanding the express prohibition against the sale of alcoholic beverages by Tenant at or from the Premises, without limiting the generality of Section 23 of this Lease, the Tenant agrees to indemnify and hold harmless the Landlord, the Landlord's lender(s) (if any), and any other parties reasonably designated by Landlord from and against any and all claims and any and all loss, cost, damage or expense relating to the sale of liquor and all alcoholic beverages in and from the Premises, including, without limitation, any such claim arising from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, employees or invitees, or from any accident, injury, or damage whatsoever caused to any person or to the property of any person occurring from and after the date that possession of the Premises is delivered to the Tenant

until the end of the term of this Lease, whether such claim arises or accident, injury or damages occurs within the Premises, or outside the Premises,. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities (including, without limitation, legal fees, court costs and other reasonable disbursements) incurred or made in connection with any such claim or proceeding brought thereon, and the defense thereof, and shall survive the termination of this Lease. It is understood that without this indemnification of the Landlord by the Tenant, the Landlord would not enter into this Lease and would not permit the sale of liquor or alcoholic beverages in or from the Premises, and the Tenant covenants that the Tenant's liability insurance referred to in this Lease shall cover, indemnify and hold harmless the Landlord from all such matters and items mentioned in this indemnity.

37. **GUARANTY.** Tenant's obligations under this lease are guaranteed by the signatory to the guaranty attached hereto as **Exhibit B.**

38. **RECORDING OF LEASE.** Landlord and Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law a memorandum of this Lease or, if required by law, this Lease, and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by Landlord or Tenant as being necessary or appropriate in order to protect their respective interests in the Premises.

39. **MISCELLANEOUS.**

(a) All covenants herein are conditions and time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent to Tenant's rights to remain in possession of the Premises or to have this Lease continue in effect.

(b) Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. Notwithstanding the legal domicile of Tenant, this Lease shall be deemed to be made, executed and delivered and shall be interpreted under the laws of the Commonwealth of Massachusetts. If either Party institutes legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be the county in which the Premises is located, or the United States District Court having jurisdiction over such county. The Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by either party against the other or any matter whatsoever arising out of or in any way resulting from this Lease, the relationship of Landlord and Tenant created hereby, Tenant's use or occupancy of the Premises, and/or any claim for injury or damage. In addition, Tenant hereby agrees that service of process may be made on Tenant in person or by certified mail delivered to the Premises. In the event Landlord commences any action or proceeding for non-payment of Rent, Tenant shall not interpose any counterclaim of any nature or description in any action or proceeding. The foregoing shall not be construed as a waiver of Tenant's right to assert such claim in a separate action or proceeding instituted by Tenant.

(c) Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of the Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors, employees, agents, and permitted subtenants and assigns.

(d) The article and section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof.

(e) This Lease shall create the relationship of lessor and lessee between Landlord and Tenant; no estate shall pass out of Landlord and this Lease shall not be subject to levy and/or sale and shall not be assignable by Tenant except as provided herein.

(f) This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding with regard to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing, signed by the parties hereto or their respective successors in interest.

(g) Any notice, demand, request or other document or instrument which may be or are required to be given under this Lease shall be given only in writing and shall be deemed delivered if sent by Federal Express or other nationally recognized overnight courier addressed (i) if to Landlord, to Landlord's mailing address first written above, and (ii) if to Tenant, at the Tenant's mailing address first above written. Either party may designate such other address as shall also be given by such written notice. Other modes of delivery may also be utilized, provided such other delivery service can provide a proof of delivery.

(h) Tenant shall not have the right to record this Lease.

(i) Tenant certifies that it is qualified to do business in Massachusetts as provided by the law of Massachusetts, and each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the Tenant, and that this Lease is binding upon the Tenant in accordance with its terms.

(j) All of the covenants, obligations and conditions herein shall be deemed to be covenants that will run with the leasehold demised and shall be binding on the Tenant and any successors, permitted assignees, sublessees, or subtenants.

(k) This Lease may be executed in one or more counterparts, all of which when taken together shall constitute but one agreement. The parties hereto agree and acknowledge that delivery of a signature by facsimile transmission or by e-mail in portable document format (.PDF) shall constitute execution by such signatory and shall be binding upon such party in the same manner as though an originally signed copy had been delivered.

[Signature Page Follows]

This Commercial Lease Agreement shall take effect as a sealed instrument as of the date first set forth above.

Landlord: MARTHA ERTMAN LLC

By: Erik T. Gura, Manager
Duly Authorized

Tenant: BTND IN, LLC

By: Kenneth W. Brimmer
Duly Authorized

LIST OF EXHIBITS

10 WATER STREET
WOODS HOLE, MASSACHUSETTS 02543

Exhibit A Schedule of Rent

Exhibit B Personal Guaranty

EXHIBIT A

SCHEDULE OF RENT

Base Rent

YEAR	ANNUAL RENT	MONTHLY RENT
1	$120,000.00	$10,000.00
2	$120,000.00	$10,000.00
3	$123,600.00	$10,300.00
4	$127,308.00	$10,609.00
5	$131,127.24	$10,927.27

Extension Term Rent

First Extension Term

YEAR	ANNUAL RE NT	MONTHLY RENT
1- 1ST EXTENSION	$135,061.06	$11,255.09
2- 1ST EXTENSION	$139,112.89	$11,592.74
3- 1ST EXTENSION	$143,286.28	$11,940.52
4- 1ST EXTENSION	$147,584.87	$12,298.74
5- 1ST EXTENSION	$152,012.42	$12,667.70

Second Extension Term

YEAR	ANNUAL RENT	MONTHLY RENT
1- 2ND EXTENSION	$156,572.79	$13,047.73
2- 2ND EXTENSION	$161,269.97	$13,439.16
3- 2ND EXTENSION	$166,108.07	$13,842.34
4- 2ND EXTENSION	$177,091.31	$14,257.61
5- 2ND EXTENSION	$182,224.05	$15,185.34

Third Extension Term

YEAR	ANNUAL RENT	MONTHLY RENT
1- 3RD EXTENSION	$187,690.77	$15,640.89
2- 3RD EXTENSION	$193,321.49	$16,110.12
3- 3RD EXTENSION	$199,121.13	$16,593.43
4- 3RD EXTENSION	$205,094.76	$17,091.23
5- 3RD EXTENSION	$211,247.60	$17,603.97

EXHIBIT B

GUARANTY

THIS GUARANTY is entered into this 11th day of May, 2022 by the undersigned, corporate guaranty BT Brands, Inc. having an address at 405 Main Avenue West, Suite 2D, West Fargo, ND 58078 (the "Guarantor") in favor of Martha Ertman, LLC, a Massachusetts limited liability company with a mailing address of 10 Water Street, Woods Hole, MA 02543 (the "Landlord").

1. *Guaranty of Payment and Performance of Obligations:* In consideration of the Landlord's leasing the property known and numbered as 10 Water Street, Woods Hole, MA 02543 to BTND IN, LLC (the "Tenant") under the terms of that certain Lease dated May 11, 2022 between Landlord and Tenant (the "Lease"), the Guarantor hereby unconditionally guarantees to the Landlord the payment and performance of all "Obligations" as defined below. As used in this Guaranty, the term "Obligations" shall mean the following:

A. Tenant's obligations under the Lease;

B. all other obligations, indebtedness and liabilities of the Tenant to the Landlord owing at any time, liquidated or unliquidated, each of every kind, nature and description, and the performance by Tenant of all acts, obligations, covenants, terms, and conditions, in each case whether now or hereafter arising under any agreement now existing or hereafter established between Tenant and the Landlord, and whether denominated secured or unsecured, whether direct or indirect, absolute or contingent, matured or unmatured, primary or secondary, certain or contingent, due or to become due, whether now existing or hereafter arising. Without limiting the generality of the foregoing, said term shall also include all interest and other charges chargeable to Tenant or due from Tenant to the Landlord from time to time and all reasonable costs and expenses referred to in this Guaranty;

C. the performance and observance by Tenant of each and every covenant, condition and obligation contained in the Lease and any other document executed by the Tenant in connection with any of the Obligations; and

D. All costs and expenses, including the Landlord's court costs and reasonable legal expenses, incurred by the Landlord in attempting to collect or enforce any of the obligations described above which are chargeable to the Tenant either by law or under the terms of the Landlord's arrangements with the Tenant, accrued in each case to the date of payment hereunder.

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Tenant of the Obligations and not of their collectability only, and is in no way conditioned upon any requirement that the Landlord resort to any security or other means of obtaining payment of any of the Obligations which the Landlord now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Tenant in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor under this Guaranty shall, at the option of the Landlord, become forthwith due and payable to the Landlord without demand or

notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Landlord on any number of occasions.

Guarantor's obligations under this Guaranty shall be commensurate with the Term or any Extension Term of the Lease.

2. *Guarantor's Further Agreements to Pay.* The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Landlord upon demand, in funds immediately available to the Landlord, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Landlord in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the usual rate charged by the Landlord in similar circumstances, but in no event less than 6% per annum.

3. *Unlimited Liability of Guarantor.* The liability of the Guarantor hereunder shall be unlimited.

4. *Landlord's Freedom to Deal with Tenant and Other Parties.* Subject to providing Guarantor five (5) day's written notice of its intention to do so, the Landlord shall be at liberty, without relieving the Guarantor of any liability hereunder, to deal with the Tenant and with each other party who is now or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Landlord in its sole discretion deems fit, and to this end the Guarantor gives to the Landlord full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Tenant at such times, in such amounts and on such terms as the Landlord may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligations of the Tenant or any other such party to the Landlord, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, release, exchange or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Landlord now has or acquires after the date hereof, (e) accept partial payments from the Tenant or any such other party, (f) release or discharge wholly or partially, the Tenant or guarantor, and (g) compromise or make any settlement or other arrangement with the Tenant or any such other party.

5. *Unenforceability of Obligations Against Tenant, Invalidity of Security of Other Guarantees.* If for any reason the Tenant has no legal existence or is under no legal obligations to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Tenant by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

6. *Waivers by Guarantor.* The Guarantor waives notice of acceptance hereof, notice of any action taken or admitted by Landlord in reliance hereon, and any requirement that the Landlord be diligent or prompt in making demands hereunder, giving notice of any default by the Tenant or asserting any other right of the Landlord hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor's obligations under this Guaranty by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. The Guarantor hereby waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Tenant that arises hereunder and/or from the performance by the Guarantor hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim,

right or remedy of Landlord against Tenant or any security which Landlord now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. The Guarantor hereby waives any and all suretyship defenses and all other defenses in the nature thereof. No set off, counterclaim, reduction or diminution of any of the Obligations, or any defense of any kind or nature which the Tenant has or may have against the Landlord, shall be available hereunder to the Guarantor against the Landlord. The Guarantor agrees that Landlord may apply or reverse and reapply any payment made by the Tenant or the Guarantor to any of the Obligations in such order as Landlord in its discretion may elect.

7. Preferences Revival. The Landlord shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the Obligations. To the extent that the Guarantor makes a payment or payments to the Landlord or the Landlord receives any payment or proceeds for the Tenant's or Guarantor's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Tenant, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equity, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Landlord.

8. Demand and Notices. It is further agreed that the undersigned waives any demand for payment and notice of nonpayment and that without notice to the Guarantor or without affecting the Guarantor's liability hereunder, Landlord may enforce its rights against the Tenant and/or may take or release security and/or surrender documents, grant extensions, renewals and indulgences. Any notice or demand required hereunder shall be in writing and shall be given to Guarantor or the Lender, as the case may be, at the address for each first set forth above, by certified or registered mail, return receipt requested or by next business day courier service. Any party may change its address for such a notice by written notice to the other in the foregoing manner.

9. Amendments, Waivers, etc. No provision of this Guaranty can be changed, waived, discharged, or terminated except by an instrument in writing signed by the Landlord and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Landlord in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

10. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the Landlord and its successors in title and assigns, and shall be binding on the Guarantor and the Guarantor's successors in title, assigns, and legal representatives.

11. WAIVERS PERTAINING TO JURY TRIAL. **IN ANY CONTROVERSY WHICH ARISES OUT OF THIS GUARANTY, OR ANY COLLATERAL SECURING THIS GUARANTY, OR ANY OTHER INSTRUMENT IN CONNECTION WITH THIS GUARANTY, WHETHER NOW EXISTING OR HEREAFTER ARISING, THE GUARANTOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO A TRIAL BY JURY.**

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty or has caused this Guaranty to be executed on its behalf by any officer or other person thereunto duly authorized on the date first above written.

WITNESS:

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BT BRANDS, INC.

By: ___________________________________

Name: Kenneth Brimmer

Title: Chief Financial Officer

Property Address: 10 Water Street, Woods Hole, MA 02543

Notice of Lease

Notice is hereby given of a lease from Martha Ertmann, LLC, 10 Water Street, Woods Hole, MA 02543 and its successors, and assigns where the context so admits ("Lessor") to BTND IN, LLC, 405 Main Avenue West, Suite 2D, West Fargo, ND 58078and its successors, and assigns where the context so admits, ("Lessee"), particulars of which are as follows:

1. Date of Execution: as of May 11, 2022

2. Description of Premises:

   10 Water Street, Woods Hole, Barnstable County, Massachusetts, including the buildings thereon, now owned by Lessor, together with all easements, rights of way, rights and other benefits accruing to such real property, and subject to all rights of way, easements and other encumbrances of record, which demised premises is more fully described in a Deed recorded with the Barnstable County Registry of Deeds in Book 19036 Page 302

3. Term of Lease: May 11, 2022, through June 30, 2027.

4. Right of Renewal or Extension: Up to three (3) terms of five (5) years, if extended according to the terms of the Lease.

5. Subordination: The Lease and all rights of tenant are and shall be subject and subordinate to any mortgages constituting a lien on the premises, regardless of the date of execution of the same.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Lessor and the Lessee have hereunto set their respective hands and corporate seals as of May 11, 2022.

LESSOR:
Martha Ertman, LLC

____
By: Erik T. Gura, Manager

COMMONWEALTH OF MASSACHUSETTS

Barnstable County, ss

On this day of , 2022, before me, the undersigned notary public, personally appeared Erik T. Gura, manager of Martha Ertman, LLC, proved to me through satisfactory evidence of identification, being (check whichever applies): driver's license or other state or federal governmental document bearing a photographic image, or my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily for its stated purpose as Manager as the free act and voluntary act of Martha Ertman, LLC.

____
Notary Public

LESSEE:
BTND IN, LLC

____
By: Kenneth Brimmer
Its: Chief Financial Officer

STATE OF ______________________

__________ County, ss

On this day of , 2022, before me, the undersigned notary public, personally appeared Kenneth Brimmer, proved to me through satisfactory evidence of identification, being (check whichever applies): driver's license or other state or federal governmental document bearing a photographic image, or my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily for its stated purpose as Chief Financial Officer as the free act and voluntary act of BTND IN, LLC.

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Notary Public